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EXHIBIT 99.4

LETTER TO BENEFICIAL HOLDERS REGARDING THE OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING 6.625% SENIOR SUBORDINATED NOTES DUE 2021
("2021 NOTES")
FOR
6.625% SENIOR SUBORDINATED NOTES DUE 2021
AND
ANY AND ALL OUTSTANDING 10.000% SENIOR UNSECURED NOTES DUE 2022 ("2022 NOTES")
FOR
10.000% SENIOR UNSECURED NOTES DUE 2022
OF
SCIENTIFIC GAMES INTERNATIONAL, INC.

PURSUANT TO THE PROSPECTUS DATED            , 2015

2021 NOTES
144A CUSIP: 80874Y AN0
REG S CUSIP: U8067T AF3

2022 NOTES
144A CUSIP: 80874Y AT7
REG S CUSIP: U8067T AH9

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2015, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

        ,

To Our Clients:

        Enclosed for your consideration is a Prospectus dated            , 2015 (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Scientific Games International, Inc., a Delaware corporation (the "Company"), to exchange up to $350,000,000 of its outstanding 6.625% Senior Subordinated Notes due 2021 (the "Old 2021 Notes"), which have been issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") for an equal aggregate principal amount of its 6.625% Senior Subordinated Notes due 2021 (the "New 2021 Notes"), which have been registered under the Securities Act, and up to $2,200,000,000 of its outstanding 10.000% Senior Unsecured Notes due 2022 (the "Old 2022 Notes" and, together with the Old 2021 Notes, the "Old Notes"), which have been issued and sold in a transaction exempt from registration under the Securities Act, for an equal aggregate principal amount of its outstanding 10.000% Senior Unsecured Notes due 2022, which have been registered under the Securities Act (the "New 2022 Notes" and, together with the New 2021 Notes, the "New Notes"), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

        These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2015. Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

        If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

 INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF 6.625% SENIOR SUBORDINATED NOTES DUE 2021
AND
10.000% SENIOR UNSECURED NOTES DUE 2022
OF SCIENTIFIC GAMES INTERNATIONAL, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

  $                 of the Old 2021 Notes

  $                 of the Old 2022 Notes

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

  $                 of the Old 2021 Notes

  $                 of the Old 2022 Notes

  ☐
  NOT to TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state)        , (ii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act and at the time of consummation of the Exchange Offer the undersigned will have no such arrangement or understanding, and if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, the distribution of New Notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no action letters (See the section of the Prospectus entitled "The Exchange Offer—Purpose of the Exchange Offer"), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of New Notes obtained by the undersigned in exchange for the Old Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Commission, (vi) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the

Company, (vii) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and (viii) the undersigned is not acting on behalf of any persons or entities who could not truthfully make the foregoing representations; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

        The purchaser status of the undersigned is (check the box that applies):

  ☐
  A "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act)

  ☐
  An "Institutional Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

  ☐
  A non "U.S. person" (as defined in Regulation S under the Securities Act) that purchased the Old Notes outside the United States in accordance with Rule 904 under the Securities Act

  ☐
  Other (describe)

  SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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  EXHIBIT 99.4
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF 6.625% SENIOR SUBORDINATED NOTES DUE 2021 AND 10.000% SENIOR UNSECURED NOTES DUE 2022 OF SCIENTIFIC GAMES INTERNATIONAL, INC.